CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to use of our report dated March 20, 2000 included in this Form 10-K. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

                                             /s/Arthur Andersen LLP
                                             ----------------------

New York, New York
March 20, 1999